As filed with the Securities and Exchange Commission on November 14, 2007
Registration No. 333-______
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

LANTRONIX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	33-0362767
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
15353 Barranca Parkway Irvine, California 92618
(Address, including zip code, of Registrant's principal executive offices)

2000 Employee Stock Purchase Plan 2000 Stock Plan (Full title of the plan)
Reagan Y. Sakai Interim Chief Executive Officer and Chief Financial Officer Lantronix, Inc. 15353 Barranca Parkway Irvine, California 92618 (949) 453-3990
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John T. Sheridan, Esq.	Ronald Irick
John Turner, Esq.	Lantronix, Inc.
Wilson Sonsini Goodrich & Rosati, PC	15353 Barranca Parkway
650 Page Mill Road	Irvine, California 92618
Palo Alto, California 94304	(949) 453-3990
(650) 493-9300

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value, reserved for future issuance under the 2000 Employee Stock Purchase Plan	150,000	$1.00	$150,000.00	$4.61
Common Stock, $0.0001 par value, reserved for future issuance under the 2000 Stock Plan	2,000,000	$1.00	$2,000,000.00	$61.40
Total Registration Fee				$66.01

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable under the 2000 Employee Stock Purchase Plan and 2000 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant's outstanding shares of common stock.

(2)
The proposed maximum offering price per share was determined pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933, solely for purposes of calculating the registration fee, to be equal to $1.00 per share, the average of the high and low price of the Registrant's common stock, as reported on The NASDAQ Capital Market on November 12, 2007.

REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note

This Registration Statement is filed with respect to additional shares of common stock of Lantronix, Inc. (the “Registrant”) that may be issued under the Registrant's 2000 Employee Stock Purchase Plan and 2000 Stock Plan as a result of certain automatic annual increases in the number of authorized shares for issuance under the plans.

ITEM 3: INCORPORATION OF DOCUMENTS BY REFERENCE.

There are hereby incorporated by reference into this Registration Statement and into the Prospectuses relating to this Registration Statement pursuant to Rule 428, the following documents and information previously filed with the Securities and Exchange Commission (the “Commission”):

1.	Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2007, as filed with the Commission on September 11, 2007.

2.	Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2007, as filed with the Commission on November 14, 2007.

3.	Registrant's Current Reports on Form 8-K as filed with the SEC on August 30, 2007, September 28, 2007 and October 25, 2007.

4.
The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A, as filed with the Commission on August 2, 2000 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

 All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations.

The Registrant's Bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by law.  The Registrant's Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising our of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

The Registrant has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Registrant's Bylaws. These agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant. The Registrant believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

Exhibit Number	Description
4.1 (1)	2000 Employee Stock Purchase Plan, amended and restated as of November 18, 2004.
4.2 (2)	2000 Stock Plan and forms of agreement.
4.3 (2)	2000 Stock Plan Amendment I dated as of January 3, 2004.
4.4 (3)	Form of Stock Option Agreement
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to legality of securities being registered.
23.1	Consent of Independent Registered Public Accounting Firm, McGladrey & Pullen, LLP.
23.2	Consent of Counsel (contained in Exhibit 5.1).
24.1	Power of Attorney (contained on signature pages of this registration statement).
________

(1)	Incorporated by reference to the Exhibits filed with the Company's Registration Statement on Form S-8 filed with the SEC on December 6, 2004.

(2)	Incorporated by reference to the Exhibits filed with the Company's Registration Statement on Form S-8 filed with the SEC on February 24, 2003.

(3)	Incorporated by reference to the Exhibits filed with the Company's Annual Report on Form 10-K filed with the SEC on September 11, 2007.

ITEM 9. UNDERTAKINGS

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the “Securities Act”), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on November 14 2007.

LANTRONIX, INC.

By:	/s/ Reagan Y. Sakai
Reagan Y. Sakai Interim Chief Executive Officer Chief Financial Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Reagan Y. Sakai as his/her attorney-in-fact for him/her in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Reagan Y. Sakai	Interim Chief Executive Officer and Chief Financial	November 14, 2007
Reagan Y. Sakai	Officer and Secretary (Principal Executive Officer, Principal Financial Officer and Accounting Officer)

/s/ Howard T. Slayen	Director	November 14, 2007
Howard T. Slayen

/s/ Thomas W. Burton	Director	November 14, 2007
Thomas W. Burton

/s/ Bernhard Bruscha	Director	November 14, 2007
Bernhard Bruscha

/s/ Curt Brown	Director	November 14, 2007
Curt Brown

/s/ Thomas M. Wittenschlaeger	Director	November 14, 2007
Thomas M. Wittenschlaeger

Exhibit Index

Exhibit Number	Description
4.1 (1)	2000 Employee Stock Purchase Plan, amended and restated as of dated as of November 18, 2004.
4.2 (2)	2000 Stock Plan and forms of agreement.
4.3 (2)	2000 Stock Plan Amendment I dated as of January 3, 2004.
4.4 (3)	Form of Stock Option Agreement.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to legality of securities being registered.
23.1	Consent of Independent Registered Public Accounting Firm, McGladrey & Pullen, LLP.
23.2	Consent of Counsel (contained in Exhibit 5.1).
24.1	Power of Attorney (contained on signature pages of this registration statement).
___________

(1)	Incorporated by reference to the Exhibits filed with the Company's Registration Statement on Form S-8 filed with the SEC on December 6, 2004.
(2)	Incorporated by reference to the Exhibits filed with the Company's Registration Statement on Form S-8 filed with the SEC on February 24, 2003.
(3)	Incorporated by reference to the Exhibits filed with the Company's Annual Report on Form 10-K filed with the SEC on September 11, 2007.